UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2026

VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Valero Way
San Antonio, Texas 78249
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On September 17, 2026, the board of directors (the “Board”) of Valero Energy Corporation (“Valero”) increased its size to 11 members and elected Matthew Audette as a member of the Board, with an initial term beginning immediately and expiring at Valero’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”). Additionally, the Board appointed Mr. Audette to serve on the Audit Committee of the Board, effective immediately. Mr. Audette is expected to stand for re-election at the 2027 Annual Meeting.

Mr. Audette is entitled to participate in Valero’s non-employee director compensation program, as described under “Director Compensation” in Valero’s proxy statement filed with the Securities and Exchange Commission on March 19, 2026 (the “2026 Proxy Statement”). On September 17, 2026, the Board’s Human Resources and Compensation Committee also approved a modest increase beginning in 2027 of $10,000 to both the annual cash retainer and the equity grant components of our non-employee director compensation program as described in the 2026 Proxy Statement. Pursuant to such program, Mr. Audette is entitled to receive pro-rata compensation for the period of his service on the Board from the date of his election on September 17, 2026, to the anticipated date of the 2027 Annual Meeting. Accordingly, Valero granted Mr. Audette a pro-rata equity grant of 372 stock units upon his election to the Board, which are scheduled to vest in full on the first anniversary of the date of grant, and Mr. Audette is also entitled to receive a pro-rata annual cash retainer in the amount of $101,667.

Item 7.01Regulation FD Disclosure.

We are furnishing the disclosure in this Item 7.01 in connection with Valero’s issuance of a press release on September 18, 2026, announcing Mr. Audette’s election to the Board and disclosing other items related to the disclosure in Item 5.02 above. The press release is attached to this current report on Form 8-K as Exhibit 99.01 and is hereby incorporated by reference into this Item 7.01.

The information in Items 7.01 and 9.01 of this current report on Form 8-K is being furnished, not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any registration statement filed by Valero under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless specifically identified in such filing as being incorporated by reference in such filing. The furnishing of the information in Items 7.01 and 9.01 of this current report on Form 8-K is not intended to, and does not, constitute a determination or admission by Valero that such information is material or complete, or that investors should consider such information before making an investment decision with respect to any security of Valero or any of its affiliates.

Safe Harbor Statement

Statements contained in this current report on Form 8-K and the exhibit hereto that state Valero’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. The forward-looking statements in this current report on Form 8-K and the exhibit hereto include the expected timing of the 2027 Annual Meeting and expectations that Mr. Audette will stand for re-election at the 2027 Annual Meeting. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of Valero’s control. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

99.01	Press release dated September 18, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION (Registrant)

Date:	September 18, 2026	By:	/s/ Richard J. Walsh
Richard J. Walsh
Executive Vice President and General Counsel

4